EXHIBIT 10.5
FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
TIME BASED LTIP UNIT AWARD AGREEMENT

Name of Grantee: ______________________ (the “Grantee”)
Grant Date: January 10, 2022 (the “Grant Date”)
No. of LTIP Units: ______________ LTIP Units

RECITALS

A.    The Grantee is an employee of First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), which is the general partner of First Industrial, L.P., a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Partnership”), or one of its subsidiaries.
B.    The Company maintains the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “2014 Plan”), which is incorporated into and forms a part of this award agreement (this “Award Agreement”).
C.    The Grantee has been selected to receive the LTIP Units set forth above (the “Award LTIP Units”) as an award (the “Award”) under the 2014 Plan and pursuant to the Partnership Agreement.
D.    Capitalized terms used herein shall have the respective meanings ascribed to them in Appendix A hereto. Unless the context requires otherwise, capitalized terms used, but not otherwise defined herein or in Appendix A, shall have the respective meanings ascribed to them in the 2014 Plan.
    NOW, THEREFORE, in consideration of the foregoing and the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company, the Partnership and the Grantee hereby agree, freely and with full knowledge and consent, as follows:
1.    Grant of Award LTIP Units.
(a)    The Company hereby grants the Award LTIP Units to the Grantee as of the Grant Date, which will be subject to forfeiture based on the vesting requirements set forth in this Award Agreement.
(b)    The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Award Agreement and (ii) if the Grantee is not already a signatory to the Partnership Agreement or if otherwise requested by the Partnership, signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units granted pursuant hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. The Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Award Agreement and the Partnership Agreement.

2.    Vesting.
(a)    The “Restricted Period” for each installment of Award LTIP Units set forth in the table immediately below (each, an “Installment”) shall begin on the Grant Date and end as described in the table immediately below; provided that the Grantee’s Termination of Service has not occurred prior thereto:

Installment	Restricted Period Shall End On:
33.33% of Award LTIP Units	January 1, 2023
33.33% of Award LTIP Units	January 1, 2024
33.33% of Award LTIP Units	January 1, 2025

Except as otherwise set forth below, following the expiration of the Restricted Period for each Installment, such Installment will be vested.

(b)    Upon the consummation of a Change of Control, the Restricted Period for all then outstanding Award LTIP Units (i.e., Award LTIP Units that had not previously been forfeited) shall cease and such Award LTIP Units shall become fully vested as of the effective date of the Change of Control.
(c)    Notwithstanding the foregoing provisions of this Section 2, (i) the Restricted Period for all the Award LTIP Units shall cease immediately and such Award LTIP Units shall become fully vested immediately upon the Grantee’s Termination of Service due to the Grantee’s Disability, death, or Retirement and (ii) the Restricted Period for all the Award LTIP Units shall be subject to accelerated expiration or waiver pursuant to (A) any employment, consulting or similar service agreement between the Grantee and the Company or any of its subsidiaries or (B) otherwise pursuant to the authority of the Committee.
(d)    Except as set forth in Section 2(c) above, if the Grantee’s Termination of Service occurs prior to the expiration of one or more Restricted Periods, the Grantee shall forfeit all right, title and interest in and to any Installment(s) still subject to a Restricted Period as of such Termination of Service.
(e)    The Grantee may, but shall not be required to, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”) with respect to the Award LTIP Units. In the event that the Grantee elects to make a Section 83(b) Election, the Grantee may use the form of election attached as Appendix B hereto but shall be solely responsible for preparing and timely filing such election with the IRS. In the event that the Grantee makes a Section 83(b) Election, the Grantee shall provide an executed copy of such election to the Company promptly after Grantee’s filing of such election.
3.    Distributions.
(a)    The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement.
(b)    All cash distributions paid with respect to the Award LTIP Units shall be fully vested and non-forfeitable when paid, whether or not the Award LTIP Units have become vested as provided in Section 2 hereof, unless otherwise provided pursuant to Section 4 hereof.

4.    Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company, (iii) any cash dividend or other distribution to holders of shares of Stock or Partnership Units shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Award Agreement or the Award LTIP Units to avoid distortion in the value of this Award, then the Committee shall make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Award Agreement; (B) adjustments in any calculations provided for in this Award Agreement, and (C) substitution of other awards under the 2014 Plan or otherwise. All adjustments made by the Committee shall be final, binding and conclusive.
5.    Restrictions on Transfer. Except as otherwise agreed to by the Company and the Partnership, none of the Award LTIP Units granted hereunder nor any of the Partnership Units into which such Award LTIP Units may be converted (the “Award Partnership Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the redemption rights (as set forth in Article IX of the Partnership Agreement) may not be exercised with respect to the Award Partnership Units, provided that, at any time after the date that (a) the Award LTIP Units vest and (b) is two (2) years after the Grant Date, (i) the Award LTIP Units or Award Partnership Units may be Transferred to Family Members by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Award Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 5 and (ii) the redemption rights set forth in Article IX of the Partnership Agreement may be exercised with respect to Award Partnership Units, and Award Partnership Units may be Transferred pursuant to the exercise of such redemption rights, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement.  Additionally, all Transfers of the Award LTIP Units or Award Partnership Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended) and the applicable terms and conditions of the Partnership Agreement.  In connection with any Transfer of the Award LTIP Units or Award Partnership Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended).  Any attempted Transfer of the Award LTIP Units or Award Partnership Units not in accordance with the terms and conditions of this Section 5 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any of the Award LTIP Units or Award Partnership Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any of the Award LTIP Units or Award Partnership Units.  This Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
6.    Withholding and Taxes. In the event that any tax is required to be withheld in respect of this Award, no later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company and the Partnership under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
7.    Administration. The authority to manage and control the operation and administration of this Award Agreement and the 2014 Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the 2014 Plan. Any interpretation of this Award Agreement or the 2014 Plan by the Committee and any decision made by it with respect to this Award Agreement or the 2014 Plan shall be final and binding on all persons.
8.    Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the 2014 Plan, a copy of which may be obtained by the Grantee from the office of the Secretary of the Company; and this Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the 2014 Plan. Notwithstanding anything in this Award Agreement to the contrary, in the event of any discrepancies between the 2014 Plan and this Award Agreement, the 2014 Plan shall control. Further notwithstanding anything in this Award Agreement to the contrary, in the event of any discrepancies between the corporate records of the Company and this Award Agreement, the corporate records shall control.
9.    Not an Employment Contract. The grant of this Award shall not confer on the Grantee any right with respect to continuance of service with the Company or any affiliate or subsidiary, nor shall such grant confer any right to future grants of Award LTIP Units, or any other awards in lieu thereof, while employed by the Company or any affiliate or subsidiary. The grant shall not interfere in any way with the right of the Company or any affiliate or subsidiary to terminate the Grantee’s service at any time.
10.    Validity. If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.
11.    References. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Award Agreement.
12.    Notice. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:	First Industrial Realty Trust, Inc. One North Wacker Drive, Suite 4200 Chicago, Illinois 60606 Attn: Jennifer Matthews Rice, General Counsel

If to the Grantee:	At the most recent address on file with the Company.

13.    Counterparts. This Award Agreement may be executed in counterparts, each of which shall constitute one (1) and the same instrument.
14.    Amendment.  This Award Agreement may be amended in accordance with the provisions of the 2014 Plan, and may otherwise be amended by written agreement of the Grantee, the Company and the Partnership without the consent of any other person.
15.    Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the principles of conflict of laws, except to the extent such law is preempted by federal law.
16.    Data Privacy. The Grantee agrees to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as the Grantee’s name, salary, job title, and position evaluation rating, along with details of all past awards and current awards outstanding and awarded under the 2014 Plan or otherwise (collectively, the “Data”), for the purpose of administering the 2014 Plan, a copy of which the Grantee acknowledges having received and understood. The Grantee further acknowledges and agrees that the Company and its affiliates and subsidiaries may make Use of the Data amongst themselves or with any other third parties assisting the Company in the administration of the 2014 Plan (collectively, the “Data Recipients”). The Grantee hereby further authorizes any Data Recipients, including any Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering the 2014 Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of Stock on the Grantee’s behalf by a broker or other third party with whom the Grantee may elect to deposit any Stock acquired through the 2014 Plan or otherwise. The Company shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use shall be made of the Data for any purpose other than the administration of the 2014 Plan. The Grantee may, at any time, review his or her Data and request necessary amendments to such Data. The Grantee may withdraw consent to the Use of the Data herein by notifying the Company in writing; provided, however, that because the Data is essential to the Company’s ability to administer the 2014 Plan and to assess employee admissibility under the 2014 Plan, by withdrawing consent to the Use of the Data, the Grantee may affect his or her eligibility to participate in the 2014 Plan. The Grantee hereby releases and forever discharges the Company from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data for purposes of administering the 2014 Plan, including without limitation, any and all claims for invasion of privacy, infringement of the Grantee’s right of publicity, defamation and any other personal, moral and/or property rights.
17.    Section 409A. It is the intention of the Company that this Award Agreement and each Award LTIP Unit granted hereunder shall comply with the requirements of Section 409A of the Code or be exempt from Section 409A of the Code and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code, and this Award Agreement, the Plan (insofar as it is incorporated by reference into this Award Agreement) and the terms and conditions of all Award LTIP Units shall be interpreted accordingly. Notwithstanding anything in this Award Agreement to the contrary, to the extent required by Section 409A of the Code, any amount payable to the Grantee hereunder on account of the Grantee’s “separation from service” shall be delayed and paid to the Grantee on the first business day after the date that is six (6) months following the Grantee’s “separation from service.” The Company does not guarantee that this Award or any payments or benefits that may be made or provided hereunder will satisfy all applicable provisions of Section 409A or any other Section of the Code.

18.    Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement without the consent of the Grantee in order to maintain an exclusion from the application of, or to maintain compliance with, Section 409A of the Code. Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision. The Grantee’s acceptance of this Award constitutes the Grantee’s acknowledgement of and consent to such rights of the Company.
19.    Clawback Policy. This Award, and any amount or benefit received hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as it may be amended from time to time (the “Policy”) and any applicable law. The Grantee’s acceptance of this Award constitutes the Grantee’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Grantee and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Grantee’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Grantee) or applicable law, without further consideration or action.
(Signature page to follow)

IN WITNESS WHEREOF, the undersigned has executed this Award Agreement as of the Grant Date.

GRANTEE By:

First Industrial, L.P.

By:	First Industrial Realty Trust, Inc., its general partner
By:
Name:	Jennifer Matthews Rice
Title:	General Counsel

First Industrial Realty Trust, Inc.

By:
Name:	Jennifer Matthews Rice
Title:	General Counsel

[Signature page to LTIP Award Agreement]

APPENDIX A

DEFINITIONS

“2014 Plan” has the meaning set forth in the Recitals.
“Award” has the meaning set forth in the Recitals.
“Award Agreement” has the meaning set forth in the Recitals.
“Award LTIP Units” has the meaning set forth in the Recitals.
“Award Partnership Units” has the meaning set forth in Section 5.

“Company” has the meaning set forth in the Recitals.
“Data” has the meaning set forth in Section 16.

“Data Recipient” has the meaning set forth in Section 16.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of the Grantee, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

“Grant Date” has the meaning set forth on the first page of this Agreement.
“Grantee” has the meaning set forth on the first page of this Agreement.
“Installment” has the meaning set forth in Section 2(a).

“LTIP Unit” has the meaning set forth in the Partnership Agreement.

“Partnership” has the meaning set forth in the Recitals.
“Partnership Agreement” means the Thirteenth Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 13, 2018, as amended from time to time.
“Partnership Unit” has the meaning set forth in the Partnership Agreement.
“Policy” has the meaning set forth in Section 19.

“Restricted Period” has the meaning set forth in Section 2(a).

“Retirement” means the Grantee’s voluntary Termination of Service where the Grantee: (i) has attained the age of sixty (60) with at least ten (10) consecutive years of service with the Company or an affiliate or subsidiary of Company; and (ii) has provided the Company with at least ninety (90) days prior written notice of the proposed date of voluntary Termination of Service.

“Section 83(b) Election” has the meaning set forth in Section 2(e).
“Transfer” has the meaning set forth in Section 5.
“Use” has the meaning set forth in Section 16.

A-2

APPENDIX B

83(B) Election Form

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO §83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The Taxpayer’s name, address, and taxpayer identification number of the undersigned are:
_________
_________
_________
Social Security #:_________

2.    Description of property with respect to which the election is being made:

«Partnership_Units» LTIP Units (“LTIP Units”) in First Industrial, L.P., a Delaware Limited Partnership (the “Partnership”), the terms of which are set forth in that certain Thirteenth Amended and Restated Agreement of Limited Partnership of First Industrial, L.P., dated as of December 13, 2018.

3.    The date on which property was transferred and taxable year of transfer:

Date of transfer: January 10, 2022. Taxable year of transfer: calendar year 2022.

4.    The nature of the restriction(s) to which the property is subject is:

(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.
(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.    Fair Market Value: The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $0 per LTIP Unit.

6.    Amount paid for the property: The amount paid by Taxpayer for said property was $0 per LTIP Unit.

7.    Gross income inclusion: The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:    _________

                            ____________________________________
                 <Name>, the Taxpayer

Schedule to Section 83(b) Election - Vesting Provisions of LTIP Units
The LTIP Units are subject to time-based vesting. 33.33% of the LTIP Units will vest on each of January 1, 2023, January 1, 2024 and January 1, 2025, provided that the Taxpayer does not have a Termination of Service (as defined the Company’s 2014 Stock Incentive Plan) prior to such date, subject to acceleration in certain circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on a Termination of Service.

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of First Industrial, L.P., a Delaware limited partnership, hereby becomes a party to the Limited Partnership Agreement of First Industrial, L.P., as amended and restated through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

LIMITED PARTNER

By:

Dated:

Address of Limited Partner: